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                                                                   EXHIBIT 11.1



ALC COMMUNICATIONS CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

                                                                                 Three Months Ended March 31,
                                                                                 ----------------------------
                                                                                 1995                    1994
                                                                                 ----                    ----
                                                                            (In thousands except per share amounts)
PRIMARY EARNINGS PER SHARE

Net Income Available for Common Stockholders                                     $19,975                 $14,645
                                                                                 =======                 =======

Weighted average Common shares outstanding during the period                      33,714                  33,061
                                                                                 =======                 =======

  Earnings per Common and Common equivalent share:
    Net Income                                                                     $0.59                   $0.44
                                                                                 =======                 =======

PRIMARY EARNINGS PER SHARE -- MODIFIED TREASURY STOCK METHOD

Net Income Available for Common Stockholders                                     $19,975                 $14,645
                                                                                 =======                 =======

Weighted average common shares outstanding during the period                      33,714                  33,061
Effect of Modified Treasury Stock Method:
        Assumed exercise of all options and warrants                               8,019                   8,638
        Assumed repurchase of up to 20% of Common Stock outstanding               (3,579)                 (3,398)
                                                                                 -------                 -------
Weighted Average Common and Common Equivalent Shares                              38,154                  38,301
                                                                                 =======                 =======

  Earnings per Common and Common equivalent share:
    Net Income                                                                     $0.52                   $0.38
                                                                                 =======                 =======



Note:   This calculation is submitted in accordance with regulation S-K item
601(b)(11). The fully diluted earnings per share does not differ from the primary earnings per share.